UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT STOCKHOLDER UPDATE

Behringer Harvard Opportunity REIT I, Inc.

URGENT PROXY VOTING REQUEST

A few weeks ago, we mailed you proxy information to enable you to vote on important proposals that affect Behringer Harvard Opportunity REIT I, Inc. (the “Company”) and your investment. This information provides a brief overview of each proposal and asks for your vote on these important issues.

Your vote is important, no matter how large or small your holdings may be.

The Annual Meeting of Stockholders scheduled for June 23, 2008 cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote via proxy.  If you do not plan to cast your vote at the meeting on June 23, 2008, please indicate your vote on the enclosed proxy card(s).  Stockholders who hold more than one account in the Company will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-580-9477
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.
2. Vote by Internet
Please visit www.eproxy.com/bhop and follow the online instructions.
3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note:  we have hired DST Output, an affiliate of our transfer agent, to solicit stockholder votes by telephone, and we have arranged to have votes recorded by telephone.  In the event that you receive a telephone call from a representative of DST Output or BNY Mellon Shareowner Services, a business partner of DST Output, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response.  If you have any further questions or would like to receive another copy of the proxy statement, please call the Company at 1-866-655-3600.  We appreciate your immediate attention.  Thank you.

Please read the full text of the proxy statement.  A brief overview of the proposals to be voted upon is set forth below.  The overview is qualified in its entirety by, and should be read in conjunction with, the more complete information provided in the proxy information previously sent to you.  Your vote is important.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS

What proposals am I being asked to vote on?

Stockholders are being asked to vote on the following proposals:

1.     To elect a Board of Directors; and

2.     To consider and vote upon our Second Articles of Amendment and Restatement.

Has the Board of Directors approved each proposal?

Yes. The Board of Directors has unanimously approved both proposals and recommends that you vote to approve them.

1.     TO ELECT A BOARD OF DIRECTORS.

What role does the Board play?

The purpose of the Board is to ensure that the stockholders’ best interests are protected in important policy matters.  The Directors are fiduciaries of the stockholders and are charged with overseeing the Company’s operation and approving policy changes.  Among other things, the Directors oversee Company investment decisions and management compensation.

2.     TO CONSIDER AND VOTE UPON OUR SECOND ARTICLES OF AMENDMENT AND RESTATEMENT.

Why is the Company proposing to amend and restate its charter?

In order to register the initial public offering of the Company’s shares of common stock in all U.S. jurisdictions, the Company was required to adopt a charter containing the provisions required by the NASAA Statement of Policy Regarding Real Estate Investment Trusts adopted on September 29, 1993 (the “NASAA REIT Guidelines”).  The Company’s initial public offering was terminated on December 28, 2007 and, as a result, compliance with the NASAA REIT Guidelines is no longer required.  The Company is thus proposing to amend its charter to remove some of the provisions required by the NASAA REIT Guidelines in order to more closely conform the Company’s charter to those of exchange-listed public companies organized in Maryland.

How do the proposed amendments to the Company’s charter affect the Company and the stockholders?

The proposed amendments to the charter would remove Section 5.9, which pertains to the suitability standards applied to stockholders, the responsibility for determining whether a purchase of the Company’s shares is a suitable and appropriate investment for each stockholder and the minimum investment and holding amounts for stockholders.  These provisions were required by the NASAA REIT Guidelines.  Removal of these provisions generally would provide stockholders with greater ability to transfer their shares through estate planning or otherwise, since stockholders and recipients of shares from stockholders no longer would be subject to the financial suitability standards imposed by the NASAA REIT Guidelines.  In addition, the removal of the provisions of Section 5.9 would eliminate the minimum stockholding requirements, thus permitting transfers of shares in any amount.  Furthermore, removal of the provisions of Section 5.9 eliminates the requirement that the Company’s sponsor or anyone selling shares on behalf of the Company or its sponsor make a determination that the purchase of the Company’s shares is a suitable and appropriate investment for the prospective stockholder.

The proposed amendments to the charter also would remove the clause in Section 7.2(xvi) that limits the Company’s ability to insure the Company’s directors, advisors and affiliates (as such terms are defined in the charter) against claims and liabilities arising by reason of such person’s status, office or position with the Company specifically in regard to liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws.  The proposed amendments to the charter also would remove the provision in this section that states that the insurance policies must comply with the NASAA REIT Guidelines (such insurance policies still would be required to comply with Maryland law, as is the case with any public company incorporated in Maryland).  The revisions to Section 7.2(xvi) would permit the Company to purchase insurance that protects the Company and its directors, officers, advisors and affiliates to the maximum extent provided under Maryland law, which may aid the Company in its ability to attract and maintain the best possible candidates for its director and officer positions.

The proposed amendments to the charter also would clarify the requirement that any amendments to the Company’s charter approved by the Company’s stockholders or any dissolution of the Company approved by the Company’s stockholders must first be declared advisable by the Board of Directors.  Such concurrence of the Board of Directors is required under Maryland law.

The proposed revisions to the charter would remove the provisions in Sections 11.4 and 11.5 required by the NASAA REIT Guidelines with respect to the stockholders’ access to the books and records of the Company, the stockholders’ rights to a list of the Company’s stockholders, and the liability of the Company if the list of stockholders is not provided to a requesting stockholder in a timely fashion.  These provisions would be replaced by the current Maryland statutory provisions regarding the rights of stockholders to inspect and copy certain corporate documents, a list of securities issued by the Company, the Company’s books of account and stock ledger, and a list of stockholders.

The proposed revisions to the charter would remove the provisions required by the NASAA REIT Guidelines with respect to the limitation of director and officer liability, indemnification of directors, officers, advisors and affiliates (as those terms are defined in the charter) and the Company’s ability to advance expenses to a director, officer, advisor or affiliate of the Company who, pursuant to such position, is a party to a legal proceeding.  Those provisions would be replaced with the broadest exculpation and indemnification provisions allowed under Maryland law and with provisions that allow the Company to pay expenses for legal proceedings involving its directors, officers, advisors or affiliates to the fullest extent permitted by Maryland law.

In addition, under the proposed amendments, the Board of Directors will have the power to approve, without stockholder approval, certain mergers of the Company with or into a 90% or more owned subsidiary of the Company, certain mergers which do not reclassify or change the terms of any class or series of stock outstanding immediately before the merger becomes effective or otherwise amend the Company’s charter and in which the number of shares of stock of any class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of such class or series outstanding immediately before the merger becomes effective, transfers of all or substantially all of the Company’s assets to a wholly owned subsidiary, or certain reorganizations where all or substantially all of the Company’s assets are transferred to a successor entity.

If the proposal to approve the Second Articles of Amendment and Restatement is approved, what will happen?

If this proposal is approved, we will file the Second Articles of Amendment and Restatement to the charter with the State Department of Assessments and Taxation of Maryland, and the Second Articles of Amendment and Restatement will be effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

If the proposal to amend our charter is not approved, what will happen?

If this proposal is not approved, our charter will not be amended or restated, and we will continue to be governed by our charter as currently in effect.